Exhibit 99.1

News Release

AMERICAN HOMES 4 RENT AND AMERICAN RESIDENTIAL PROPERTIES, INC. COMPLETE THEIR MERGER, ENHANCING THE SIZE OF THE LARGEST PUBLICLY TRADED SINGLE-FAMILY RENTAL COMPANY

- Combined Real Estate Cost Basis of Approximately $8 Billion at Closing -

- Expected to Achieve Corporate and Operating Synergies -

- Expected to be Accretive to AMH Core FFO per Share -

AGOURA HILLS, Calif. and SCOTTSDALE, Ariz., Mar. 1, 2016 — American Homes 4 Rent (NYSE: AMH) and American Residential Properties, Inc. (NYSE: ARPI) announced today the completion of the previously announced merger of the two companies at a total transaction value of approximately $1.3 billion. In the merger, American Homes 4 Rent issued approximately 38 million common shares and limited partnership units and assumed or repaid a total of approximately $0.8 billion of American Residential Properties’ debt. The stockholders of American Residential Properties approved the merger at a meeting held on February 26, 2016.

“We are delighted to announce the completion of our merger with American Residential Properties, further establishing American Homes 4 Rent as the largest publicly traded owner and operator of single-family rental homes,” stated David Singelyn, American Homes 4 Rent’s Chief Executive Officer. “American Residential Properties owned a high-quality portfolio of homes that fit strategically in our markets, offering significant opportunities to capture further operating efficiencies on the combined platform. Moving ahead, we look forward to the rapid integration of the two platforms and to creating additional value for the shareholders of the combined company, while strengthening our position as a premier company in the single-family rental sector.”

In the merger, each share of American Residential Properties’ common stock and each limited partnership unit in its operating partnership was exchanged for 1.135 common shares or limited partnership units of American Homes 4 Rent. American Residential Properties’ stock and unit holders now own approximately 12.7% of the outstanding common shares and units of American Homes 4 Rent.

American Homes 4 Rent will retain its corporate headquarters in Agoura Hills, California.

The American Homes 4 Rent common shares will continue to trade under the ticker symbol “AMH.” The American Residential Properties common stock no longer trades on the New York Stock Exchange.

The merger enhances the size of the largest publicly traded single-family rental company. American Homes 4 Rent now owns more than 47,000 homes in 22 states with at least 1,000 homes in each of 17 markets across the country, representing approximately 81% of the homes in all markets, and at least 2,000 homes in each of 8 markets. American Homes 4 Rent has a total market capitalization of approximately $8 billion (based on American Homes 4 Rent’s closing price on February 29, 2016) and an aggregate real estate cost basis of approximately $8 billion. Given the geographic overlap of American Homes 4 Rent’s and American Residential Properties’ portfolios, operational synergies are expected to be achieved by reducing duplicate expenses for executive and supervisory property management personnel, management information systems and other general and administrative functions.  In addition, the fixed costs of the American Homes 4 Rent operating platform will support the larger combined portfolio, so the merger is expected to be accretive to American Homes 4 Rent’s Core FFO per share.

Some of the homes to be acquired in the merger do not meet the criteria of American Homes 4 Rent, which AMH intends to sell as soon as practicable after the merger.  Due to the timing of the closing of the merger on February 29, 2016, the merger will be reflected in American Homes 4 Rent’s financial reporting for the three months ending March 31, 2016.

In connection with the merger, Barclays served as lead financial advisor to American Residential Properties with Raymond James also serving as financial advisor, and Hunton & Williams LLP served as legal counsel. Hogan Lovells US LLP served as legal counsel to American Homes 4 Rent.

Webcast and Conference Call Information

American Homes 4 Rent management will host a conference call on March 8, 2016 at 11:00 a.m. Eastern Time to provide additional detailed information regarding the benefits of the completed merger transaction.  The domestic dial-in number is (877) 705-6003 (for U.S. and Canada) and the international dial-in number is (201) 493-6725 (passcode not required).  A simultaneous audio webcast may be accessed by using the link at www.americanhomes4rent.com, under “For Investors.”  A replay of the conference call may be accessed through March 22, 2016, by calling (877) 870-5176 (U.S. and Canada) or (858) 384-5517 (international), and entering the replay passcode number 13631385.

About American Homes 4 Rent

American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and “American Homes 4 Rent” is fast becoming a nationally recognized brand for rental homes, known for high quality, good value and tenant satisfaction. American Homes 4 Rent is an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, renovating, leasing and operating attractive, single-family homes as rental properties. As of February 29, 2016, American Homes 4 Rent owned approximately 47,910 single-family properties, including the homes acquired as part of the merger with American Residential Properties, Inc., in selected submarkets in 22 states.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “anticipate,” “estimate,”

“intend,” “plan,” “will,” “predicted,” “likely,” or other words or phrases of similar import. Such statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of American Homes 4 Rent to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, failure to plan and manage the merger effectively and efficiently; the possibility that the anticipated benefits from the merger may not be realized or may take longer than anticipated; unexpected costs or unexpected liabilities that may arise from the merger; the outcome of any legal proceedings that have been or may be instituted against American Homes 4 Rent or others relating to the merger; the ability of American Homes 4 Rent to successfully integrate pending transactions and implement its operating strategy; changes in economic cycles; and competition within the single-family residential rental industry; the demand for and market acceptance of American Homes 4 Rent’s properties for rental purposes. Although American Homes 4 Rent believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by American Homes 4 Rent or any other person that the results or conditions described in such statements or the objectives and plans of American Homes 4 Rent will be achieved. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in American Homes 4 Rent’s SEC reports, including, but not limited to, in the section entitled “Item 1A. Risk Factors” in the Annual Report on Form 10-K filed by American Homes 4 Rent with the SEC on February 26, 2016. Any forward-looking statement speaks only as of the date of this press release and American Homes 4 Rent does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Contact for American Homes 4 Rent

American Homes 4 Rent

Investor Relations

Phone: (855) 794-2447

Email: investors@ah4r.com